UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2005

CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Effective February 14, 2005, CRT Properties, Inc. (the “Company”) entered into an employment offer letter with Terence D. McNally in connection with his appointment as the Company’s Senior Vice President and Chief Financial Officer. A description of the offer letter is included in Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference. A copy of the offer letter is also attached as Exhibit 10.1 hereto and by this reference made a part hereof.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2005, the Company’s Board of Directors appointed Terence D. McNally as the Company’s Senior Vice President and Chief Financial Officer. From 1985 to 2002, Mr. McNally served in various capacities at Boston Properties, Inc., an office REIT listed on the New York Stock Exchange, most recently as Vice President & Chief Accounting Officer. From 2003 to 2005, Mr. McNally was self-employed as a real estate investment consultant. Mr. McNally, age 47, earned a bachelor’s degree in accounting from the University of Notre Dame, an MBA from Suffolk University and is a certified public accountant.

There is no prior arrangement or understanding pursuant to which Mr. McNally was appointed as Senior Vice President and Chief Financial Officer, nor are there any transactions or proposed transactions to which the Company and Mr. McNally are, or will be, parties. There is no family relationship between Mr. McNally and any director or officer of the Company.

The Company has entered into an employment offer letter with Mr. McNally in connection with his appointment. The offer letter provides for Mr. McNally to participate in the Company’s Senior Management Compensation Plan, with an annual base salary of $225,000 and a maximum cash bonus of up to 75% of base salary. Awards of cash bonus, if any, will be made based in part upon individual performance and in part upon the performance of the Company as a whole. Upon commencement of his employment, Mr. McNally also received a $200,000 restricted stock award, half of which will vest in five equal installments of 10% per year and half of which will vest based on the Company’s achievement of threshold total return to shareholders over a five-year period. Further details of the Company’s Senior Management Compensation Plan can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2005 and in the exhibits thereto.

The offer letter also provides that Mr. McNally is eligible to participate in all employee benefits customarily available to comparable employees, including the Company’s 401(k) retirement plan, employee stock investment plan, and health, life, and other insurance programs. This summary description of the offer letter is qualified in its entirety by reference to the full text of the letter as attached hereto as Exhibit 10.1 and by this reference made a part hereof.

On February 14, 2005, Steven A. Abney resigned as the Company’s Vice President, Finance and Chief Accounting Officer.

Item 7.01. Regulation FD Disclosure.

On February 18, 2005, CRT Properties, Inc. announced the appointment of Terence D. McNally as Senior Vice President and Chief Financial Officer, as more particularly described in the Company’s News Release dated February 18, 2005, a copy of which is attached hereto as Exhibit 99.1 and by this reference made a part hereof.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Description of Exhibits
10.1	Offer of Employment Letter with Terence D. McNally

99.1	CRT Properties, Inc. News Release, dated February 18, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRT PROPERTIES, INC.
Dated: February 18, 2005	By:	/s/ William J. Wedge
William J. Wedge
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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